Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-214708 on Form S-3 and 333-214710, 333-198145, 333-198143, 333-198141, 333-170879, 333-162927, 333-162926, 333-148024, 333-139384, 333-139383, 333-139382, 333-139380, 333-121344, 333-121343, 333-121342, 333-102306, 333-101291, 333-59134 and 333-37108 on Form S-8 of our report on the consolidated financial statements and financial statement schedules of MetLife, Inc. and subsidiaries (the “Company”) dated February 28, 2017, (November 20, 2017, with respect to the effects of presenting Brighthouse Financial, Inc. and subsidiaries as discontinued operations as described in Notes 1 and 3) which appears in this Current Report on Form 8-K, and our report, dated February 28, 2017, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP
New York, New York
November 20, 2017